SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 16, 2004

Taurus Entertainment Companies, Inc.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	000-08835 (Commission File Number)	84-0736215 (I.R.S. Employer Identification No.)

19901 Southwest Freeway, Suite 209 Sugar Land, Texas 77479 (Address of principal executive offices) (zip code)

(281) 207-5484 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Item 2.   Acquisition or Disposition of Assets

On June 16, 2004, Taurus Entertainment Companies, Inc. (the “Company”), through its wholly-owned subsidiary, PT Centers, Inc., a Texas corporation (“PT”), completed the acquisition of all of the assets (the “Acquired Assets”) of two businesses known as the Mississippi Central Clinic (“Central”) and the Canton Rehabilitation Clinic (“Canton”).

Central and Canton operate as two physical therapy and rehabilitation centers in Jackson, Mississippi. The Company intends to continue to operate the centers under their existing names.

As consideration for the purchase of the Acquired Assets, the Company issued to the sellers of Central and Canton a promissory note in the principal amount of $250,000, payable $100,000 in 180 days and the balance in 12 months, issued 600,000 shares of Company common stock, restricted in accordance with Rule 144 of the Securities Act of 1933, and agreed to assume certain liabilities associated with the Acquired Assets (collectively the “Purchase Price”). The sellers are unrelated parties to the Company and its affiliates, and the Purchase Price was determined by arms-length negotiations.

Item 7.       Financial Statements

The Company has not included pro forma financial statements for Canton and Central with this filing, but will file an amended 8-K with those financial statements on or before August 30, 2004, as required.

EXHIBITS

Item No.	Description

2.1	Asset Purchase Agreement dated March 9, 2004

2.2	Bill of Sale dated June 14, 2004

2.3	Unsecured Subordinated Promissory Note dated June 14, 2004

2.4	Assignment and Assumption Agreement

99.1	Press Release dated June 16, 2004

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2004	Taurus Entertainment Companies, Inc.,
a Colorado corporation

/s/ Alfred Oglesby

By: Alfred Oglesby
Its: President

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